JOHN P. MACLEAN
              CERTIFIED PUBLIC ACCOUNTANT
                  15701 ALAMEDA DRIVE
              BOWIE, MARYLAND 20716-1312
                     301/249-4900


        CONSENT OF CERTIFIED PUBLIC ACCOUNTANT


     I hereby consent to the use in the Registration Statement on Form 10 of my report dated August 19, 1997, relating to the audited financial statements of Diversified Holdings International Inc. and the reference to my firm under the caption "experts" in the Prospectus.


/s/ John P. MacLean
September 15, 1997